EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (No. 333-192915) relating to the UIL Employee Stock Ownership Plan (KSOP), The Berkshire Gas Company Union 401(k) Plan, and The Connecticut Gas Corporation Union Employee Savings Plan; (ii) the Registration Statement on Form S-8 (No. 333-192916) relating to the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan; (iii) the Registration Statement on Form S-8 (No. 333-17996) relating to UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan; (iv) Registration Statement on Form S-8 (No. 333-156179) relating to The United Illuminating Company 401(K)/Employee Stock Ownership Plan; (v) the Registration Statement on Form S-8 (No. 333-156177) relating to UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan; (vi) the Registration Statement on Form S-8 (No. 333-116921) relating to The United Illuminating Company 401(K)/Employee Stock Ownership Plan; and (vii) the Registration Statement on Form S-3 (No. 333-179998) of UIL Holdings Corporation of our report dated February 26, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
February 26, 2015

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110
T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us